UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

May 7, 2015 (May 5, 2015)
Date of report (Date of earliest event reported)

HERITAGE GLOBAL INC.
(Exact Name of Registrant as Specified in its Charter)

FLORIDA
(State or Other Jurisdiction of
Incorporation or Organization)

0-17973	59-2291344
(Commission File No.)	(I.R.S. Employer Identification No.)

12625 High Bluff Drive, Suite 305, San Diego, CA 92130
(Address of Principal Executive Offices)

(858) 847-0656
(Registrants Telephone Number, Including Area Code)

1 Toronto Street, Suite 700, P.O. Box 3, Toronto, Ontario, Canada, M5C 2V6
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

(b)                  Effective as of May 5, 2015, Allan Silber, Chairman of the Board, President and Chief Executive Officer of Heritage Global Inc. (“HGI” or the “Company”), has resigned from the roles of President and Chief Executive Officer. Mr. Silber’s resignation was not for cause. Mr. Silber will continue as Chairman of the Board and, as a non-employee director, will receive the standard compensation provided to all non-employee directors, the terms and provisions of which are described in further detail in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 2015.

Effective as of May 5, 2015, Stephen Weintraub, Executive Vice President, Chief Financial Officer and Corporate Secretary of HGI, has resigned from the Company. Mr. Weintraub’s resignation was not for cause. Mr. Weintraub provided certain executive management services to the Company in accordance with the terms and provisions of the Management Services Agreement, by and between Counsel Corporation (“Counsel”) and HGI, dated May 1, 2014.

(c)                  Effective as of May 5, 2015, the individuals listed below have assumed roles as executive officers of the Company:

•	Kirk Dove, 59, Managing Partner of the Company’s wholly-owned subsidiary, Heritage Global Partners Inc. (“HGP”), will assume the roles of the Company’s President and Chief Operating Officer.

•	Ross Dove, 62, Managing Partner of HGP, will assume the role of the Company’s Chief Executive Officer, and Principal Executive Officer with respect to SEC filings.

•	Scott West, 46, Chief Financial Officer of HGP, will assume the role of the Company’s Chief Financial Officer.

•	James Sklar, 49, Executive Vice President and General Counsel of HGP, will assume the role of the Company’s Executive Vice President, General Counsel and Secretary.

There are no arrangements or understandings between the newly appointed officers and any other persons pursuant to which any such person was appointed as discussed above. Nor, with the exception of the fact that Kirk Dove and Ross Dove are brothers, are there any family relationships between any persons and any executive officers and directors.

(d)                  Effective as of May 5, 2015, Ross Dove and Morris Perlis, Executive Vice Chairman of Counsel, have been appointed by the Board of Directors of HGI as Class I Directors to fill existing vacancies. Subsequent to these appointments, the Board of Directors consists of eight members. Neither Mr. Dove nor Mr. Perlis have been appointed as a member of any of the Board committees. There are no arrangements or understandings between Mr. Dove and Mr. Perlis, and any other persons, pursuant to which they were selected to serve as directors on the Company’s Board.

Mr. Perlis will receive the standard compensation provided to all non-employee directors.

The biographical and background information of the executive officers and directors is as follows:

Allan Silber. Mr. Silber was elected to the Board as a Class II director in September 2001. He was appointed as Chairman of the Board in November 2001, a position he held until October 2004, and was again appointed as Chairman of the Board in March 2005. On January 19, 2011, Mr. Silber resigned the position of Chief Executive Officer and assumed the position of President. Mr. Silber is the Chairman and CEO of Counsel, which he founded in 1979. Mr. Silber attended McMaster University and received a Bachelor of Science degree from the University of Toronto.

Kirk Dove. Together with his brother, Ross Dove, Mr. Dove joined the Company when HGI acquired HGP in February 2012. Mr. Dove began his career in the auction business over twenty-five years ago, including, along with his brother, the position of global president of DoveBid, which was sold to a third party in 2008. The Messrs. Dove remained as global presidents of the business until September 2009, and then formed HGP in October 2009. In addition to his experience with the auction business, Mr. Dove was employed at Merrill Lynch for several years as a Senior Account Executive. Mr. Dove holds a Bachelor of Sciences degree in Business from Northern Illinois University. He is a Senior ASA Member of the American Society of Appraisers, and has been a member of the National Auctioneers Associations since 1985.

Ross Dove. Together with his brother, Kirk Dove, Mr. Dove joined the Company when HGI acquired HGP in February 2012. Mr. Dove began his career in the auction business over thirty years ago, beginning with a small family-owned auction house and helping to expand it into a global firm, DoveBid, which was sold to a third party in 2008. The Messrs. Dove remained as global presidents of the business until September 2009, and then formed HGP in October 2009. During his career, Mr. Dove has been actively involved in auction industry advances such as theatre-style auctions, which was a first step in migrating auction events onto the Internet. Mr. Dove has been a member of the National Auctioneers Associations since 1985, and a founding member of the International Auctioneers Association. He served as a director of Critical Path from January 2002 to January 2005 and has served on the boards of several venture funded companies.

Scott West. Mr. West joined HGP in March 2014, and has approximately 25 years of multi-national executive finance and business management experience. He began his career as an auditor for Ernst & Young, and also spent several years working on the due diligence, valuation and disposition of non-performing loans and foreclosed real estate assets of failed savings and loan institutions. Subsequently he was responsible for the finance function of various public and private equity funded companies, including Fortune 500 companies. He has expertise managing financial, technical, merger and acquisitions, and international accounting teams, and has deep knowledge of SEC financial reporting, Sarbanes Oxley compliance and international accounting matters. Mr. West holds a Bachelor of Science degree in Accounting from Arizona State University, and has been a Certified Public Accountant since 1993.

James Sklar. Mr. Sklar joined HGP in June 2013, and has over two decades of relevant legal experience serving leading worldwide asset advisory and auction services firms. Mr. Sklar began his career practicing law at Jaffe Raitt Heuer and Weiss in Detroit, MI, subsequently became a partner at Zussman and Sklar in Birmingham, MI, and also served as outside and then general counsel for Norman Levy Associates, Inc. Prior to joining HGP, Mr. Sklar spent 12 years with GoIndustry-DoveBid, where he provided legal representation for the company’s operations in North America, Europe, Asia and Latin America, playing a key role in establishing relationships with global alliance partners and implementing international contract processes, as well as handling business transactions and other legal matters. Mr. Sklar holds a juris doctorate degree with cum laude honors from Wayne State University Law School and a Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania.

Morris Perlis. Mr. Perlis, Executive Vice Chairman of Counsel since July 2009, has extensive experience in senior strategic and management roles, including prior service as Counsel’s President from 1992 until 2001. He is President of Morris Perlis & Associates, which he established in 1992. Mr. Perlis also spent 13 years with American Express, including terms as President of American Express Canada and Executive Vice President, and four years as President and CEO of Mad Catz Interactive, a leading manufacturer of quality gaming accessories. Mr. Perlis has an M.B.A. from York University and a Bachelor of Economics and History from Concordia University. He is active on a number of private and not-for-profit boards.

The only transaction involving the Company and the above officers and directors, which transaction is reportable pursuant to Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended, is with respect to premises which the Company leases from the Messrs. Dove for use in its operations. These premises are located in Foster City, CA, and the lease amounts paid to the Messrs. Dove total approximately $228,000 per year.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Exhibit

99.1	Press Release dated May 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heritage Global Inc.

Date: May 7, 2015	By: /s/ James Sklar
Name:James Sklar
Title: Executive Vice President,
General Counsel and Secretary